Exhibit (s)(9)
POWER OF ATTORNEY
The undersigned Officer of John Hancock Tax-Advantaged Global Shareholder Yield Fund* (the “Fund”), a Massachusetts business trust, does hereby appoint John J. Danello, Thomas Kinzler, Gordon Shone, Alfred P. Ouellette, George Boyd and Betsy Anne Seel, to be my true, sufficient and lawful attorneys-in-fact, with full power to each of them, and each acting singly, to sign for me, in my name and in the capacity indicated below, any registration statements on Form N-1A, Form N-2, Form N-8 and Form N-14, to be filed by the Fund under the Investment Company Act of 1940, as amended (the “1940 Act”), and under the Securities Act of 1933, as amended (the “1933 Act”), and any and all exhibits and other documents relating thereto, and any and all amendments to said registration statements, and to do generally all such things in my name and on my behalf in the capacity indicated below to enable the Fund to comply with the 1940 Act, the 1933 Act, and all requirements of the Securities and Exchange Commission thereunder.
IN WITNESS WHEREOF, I have hereunder set my hand on this instrument as of the 4th day of June, 2007.

/s/ Keith F. Hartstein Keith F. Hartstein, President and Chief Executive Officer

/s/ Gordon Shone Gordon Shone, Treasurer

*	1940 Act File No. 811-22056